Exhibit 99.2

APRIL 2021 Unmasking vulnerabilities in cancer to deliver the next generation of precision medicines

Disclaimer

This presentation ("Presentation") is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the "Business Combination") between BCTG Acquisition Corp. ("BCTG") and Tango Therapeutics, Inc. ("Tango") and a potential investment in connection therewith (the "Purpose"). By accepting this Presentation, the recipient acknowledges and agrees that all of the information contained herein is confidential, that the recipient will distribute, disclose, and use such information only for such Purpose and that the recipient shall not distribute, disclose or use such information in any way detrimental to Tango or BCTG. The information contained herein does not purport to be all-inclusive and none of BCTG, Tango, Goldman, Sachs & Co. ("Goldman Sachs"), SVB Leerink LLC ("SVB Leerink") and Guggenheim Securities, LLC. ("Guggenheim") nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY AND WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D OR REGULATION S UNDER THE SECURITIES ACT). THIS DOCUMENT DOES NOT CONSTITUTE, OR FORM A PART OF, AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAW TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE OR JURISDICTION.

Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or BCTG's or Tango's future financial or operating performance. For example, statements concerning the following include forward-looking statements: Tango's ability to identify, develop and commercialize drug candidates; the initiation, cost, timing, progress and results of research and development activities, preclinical and/or clinical trials with respect to PRMT5 and potential future drug candidates; estimates of Tango's total addressable market, future revenue, expenses, capital requirements and its needs for additional financing; Tango's ability to advance PRMT5 or other future product candidates into, and successfully complete, preclinical studies and clinical studies; and the potential effects of the Business Combination on BCTG and Tango and relating capital raising activities. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by BCTG and its management, and Tango and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including general economic conditions and other risks, uncertainties and factors set forth in this presentation as well as factors associated with companies, such as Tango, that are engaged in preclinical studies and other research and development activities in the biopharma industry, including uncertainty in the timing or results of preclinical studies and clinical trials, product acceptance and/or receipt of regulatory approvals for product candidates, including any delays and other impacts from the COVID-19 pandemic. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither BCTG nor Tango undertakes any duty to update these forward-looking statements.

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Disclaimer (continued)

Certain information contained in this Presentation relates to or is based on studies, publications, surveys and Tango's own internal estimates and research. In addition, all of the market data included in this Presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while Tango believes its internal research is reliable, such research has not been verified by any independent source.

This Presentation and any information communicated at any meetings related to your evaluation of the Business Combination are strictly confidential and should not be discussed outside your organization.

This Presentation contains projected financial information with respect to Tango. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

BCTG has retained Goldman Sachs, SVB Leerink and Guggenheim as placement agents (together with their affiliates, partners, directors, agents, employees, representatives, and controlling persons, the "Placement Agents") with respect to capital raising activities in connection with the Business Combination. The Placement Agents are acting solely as placement agents (and, for the avoidance of doubt, not an underwriter, initial purchaser, dealer or any other principal capacity) for BCTG in connection with a potential transaction. The Placement Agents have not independently verified any of the information contained herein or any other information that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by the Placement Agents, BCTG or Tango, whether as to the past or the future. Without limitation of the foregoing, none of the Placement Agents, BCTG or Tango shall be liable to you or any prospective investor or any other person for any information contained herein or that otherwise has been or will be provided to you, or any action heretofore or hereafter taken or omitted to be taken, in connection with this potential transaction. This document is being distributed solely for the consideration of sophisticated prospective purchasers who are institutional accredited investors with sufficient knowledge and experience in investment, financial and business matters and the capability to conduct their own due diligence investigation and evaluation in connection with the Purpose. This document does not purport to summarize all of the conditions, risks and other attributes of an investment in BCTG or Tango. Information contained herein will be superseded by, and is qualified in its entirety by reference to, any other information that is made available to you in connection with the Purpose, including your investigation of BCTG and Tango.

Additional Information. In connection with the proposed Business Combination, BCTG intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of BCTG, and after the registration statement is declared effective, BCTG will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BCTG's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Tango, BCTG and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of BCTG as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: BCTG Acquisition Corp., 11682 El Camino Real, Suite 320, San Diego, CA 92130.

Participants in the Solicitation. BCTG and its directors and executive officers may be deemed participants in the solicitation of proxies from BCTG's shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in BCTG is contained in BCTG's final prospectus relating to its initial public offering, dated July 30, 2020, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to BCTG Acquisition Corp., 11682 El Camino Real, Suite 320, San Diego, CA 92130. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

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Confidential | 4 Risk factors • We are a biopharmaceutical company with a limited operating history and have not generated any revenue to date from drug sale s, and may never become profitable. • We have incurred significant operating losses in recent periods and anticipate that we will incur continued losses for the fo res eeable future. • We will need to raise substantial additional funding. If we are unable to raise capital when needed or on attractive terms, w e w ould be forced to delay, scale back or discontinue some of our product candidate development programs or future commercialization efforts. • Our programs are still in preclinical development. If we are unable to advance them into and through the clinic for safety or ef ficacy reasons or commercialize our product candidates or experience significant delays in doing so, our business will be materially harmed. • Our approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predic t t he time, cost of development, and likelihood of successfully developing any products. • Business interruptions resulting from the coronavirus disease (COVID - 19) outbreak or similar public health crises could cause a disruption of the development of our product candidates and adversely impact our business. • We may not be successful in our efforts to identify or discover additional product candidates or we may expend our limited re sou rces to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of suc ces s. • If we experience delays or difficulties in the initiation or enrollment of patients in clinical trials, our receipt of necess ary regulatory approvals could be delayed or prevented. • Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent thei r r egulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any. • Even if we receive regulatory approval for any of our current or future product candidates, we will be subject to ongoing obl iga tions and continued regulatory review, which may result in significant additional expense. • We rely, and expect to continue to rely, on third parties to conduct our ongoing and planned clinical trials for our current and future product candidates. If these third parties do not successfully carry out their contractual duties, comply with regulatory requirements or meet expected deadlines, we may not be able to obtain market ing approval for or commercialize our current and potential future product candidates and our business could be substantially harmed. • If we are unable to obtain and maintain patent and other intellectual property protection for our technology and product cand ida tes or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and drugs similar or identical to ours, and ou r a bility to successfully commercialize our technology and drugs may be impaired.

Confidential | 5 Investment highlights Precision oncology company based on synthetic lethality, combining discovery and clinical development in the same genetic context  Expanding oncology target space into tumor suppressor gene loss with a productive, state - of - the - art discovery platform Pipeline of novel drug programs for cancers with specific tumor suppressor gene loss and bringing precision medicine to immuno - oncology Multiple near - term catalysts, including IND filing for lead program planned for 4Q 2021  Broad strategic collaboration with Gilead based on immune evasion effects of tumor suppressor gene loss  Management team with deep expertise cancer genetics, drug discovery, clinical development and extensive pharmaceutical experience backed by top - tier investors 

Tumor suppressor gene loss is a large oncology target space

TUMOR SUPPRESSOR GENES

- Important drivers of cancer that are inactivated or deleted in almost all human cancers
- Not directly druggable
- Indirectly targetable with synthetic lethality



DNA DAMAGE REPAIR
PARP inhibitors
EXISTING DRUGS
CELL CYCLE REGULATION
ONCOGENES
IMMUNE EVASION
TUMOR SUPPRESSOR GENES
TRANSCRIPTIONAL REGULATION
UNDRUGGABLE OR UNKNOWN
OTHER

Cancer genes

SYNTHETIC LETHALITY

- Currently the only way to target tumor suppressor gene loss
- Drugs are selectively active in cancer cells and relatively inert in normal cells
- PARP inhibitors are the clinical proof-of-concept

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Tango leadership

LEADERSHIP


Barbara Weber, MD
CEO


Alan Huang, PhD
CSO


Daniella Beckman
CFO


Charles Davis, PhD
Pharmaceutical Sciences


Heather DiBenedetto, MS
Development Operations


Jannik Andersen, PhD
Biology


Bill Mallender, PhD
Biochemistry


John Maxwell, PhD
Chemistry

INVESTORS

Third Rock Ventures
Casdin Capital
Hillhouse Capital
Boxer Capital
Cormorant Asset Management

BOARD OF DIRECTORS


Alexis Borisy


Lesley Calhoun


Aaron Davis


Reid Huber, PhD


Mike Pellini, MD


Cary Pfeffer, MD


Malte Peters, MD


Mace Rothenberg, MD


Barbara Weber, MD

Leaders in drug discovery, cancer biology, functional genomics and translational medicine

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Confidential | 8 PROGRAM PATIENTS DISCOVERY LEAD OPTIMIZATION IND - ENABLING CLINICAL ANTICIPATED MILESTONES Ph I/II Ph III PRMT5 TNG908 MTAP - del cancers IND filing 4Q 2021 USP1 BRCA1 - mut cancers IND filing 2022 TARGET 3 STK11 - mut lung cancer IND filing 2023 TARGET 4* Solid tumors IND filing 2023 MULTIPLE TARGETS** Solid tumors Discovery pipeline of novel targets with patient selection strategies *Gilead retains licensing option to clinical POC, patient selection strategy not disclosed **Discovery programs Tango independent targets and targets under the collaboration with Gilead Licensed targets with drug discovery activities at Gilead not included

Confidential | 9 MTAP DELETION FREQUENCY TCGA PanCancer Atlas TNG908 is an MTA - cooperative PRMT5 inhibitor with 15X selectivity for MTAP - deleted cancer cells HCT116 (colon) MTAP deletion MTAP wild - type TNG908

PRMT5 first-in-human study in solid tumors with MTAP deletion

DOSE ESCALATION

Any solid tumor with MTAP deletion

Cohort	MTAP-null frequency
Malignant peripheral nerve sheath tumors n ~ 20	**30-50%** MTAP-null Accelerated approval option
Bladder, lung and cholangiocarcinoma (squamous and non-squamous) n ~ 20 each	**15-30%** MTAP-null
Histology-agnostic "bucket" (enriched for esophageal mesothelioma, unknown primary & pancreatic) n ~ 20	**20-35%** MTAP-null Histology-agnostic approval option

1H 2022

Planned start of proposed clinical study

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Confidential | 11 Control (DMSO) USP1i (0.5 µM) BRCA1 mut BRCA1 WT UWB1.289 MDA - MB - 436 HCC1954 AU565 • USP1 is a de - ubiquitinating enzyme (DUB) that is synthetic lethal with BRCA1 • Some BRCA1 WT lung cancer cell lines are sensitive to USP1 inhibition, patient selection marker being evaluated False discovery rate Effect size Resistance markers Potential drug targets Tango druggable genome CRISPR screen in 13 cell line panel USP1 USP1 and BRCA1 are a synthetic lethal pair • Single agent activity and combination synergy with PARP inhibitors preclinically • Lead series with low nanomolar potency and 200X selectivity for BRCA1 mutant cells • Development candidate anticipated 1H 2022 USP1 lead series

Confidential | 12 Target 3 tool compound in STK11 mutant MC38 mice Control a - PD1 DAY 18 Treatment stopped DAY 24 No detectable tumor in 9/10 mice Days post treatment initiation Tumor Volume (mm 3 ) 2500 2000 1500 1000 500 0 0 5 10 15 20 25 Target 3 inhibition reverses immune evasion in STK11 mutant tumors 0 5 10 15 20 25 0 500 1000 1500 2000 2500 Tumor growth curve Days post treatment initiation T u m o r V o l u m e ( m m 3 ) G1: anti-PD1 G2: anti-PD1; TNG-0006220, 200mpk G3: anti-PD1; TNG-0006220, 100mpk G4: anti-IgG2a; TNG-0006220, 200mpk G5: anti-IgG2a; TNG-0006220, 100mpk G6, anti-PD1; TNG-0006221, 200mpk G7: anti-PD1; TNG-0006221, 125mpk G8: anti-IgG2a; TNG-0006221, 200mpk G9: anti-IgG2a; TNG-0006221, 125mpk G10: anti-IgG2a Target 3 i a - PD1+Target 3i • USP1 is a de - ubiquitinating enzyme (DUB) that is synthetic lethal with BRCA1 • Some BRCA1 WT lung cancer cell lines are sensitive to USP1 inhibition, patient selection marker being evaluated USP1 • Low nanomolar potency • Good pharmacologic properties • Development candidate anticipated 2H 2022 Target 3 lead series

Use of proceeds from ~$350M SPAC + PIPE financing

Multiple key milestones achievable through 2H 2024

PRMT5

- ☐ Clinical proof-of-concept data in multiple tumor types
- ☐ Enrollment for accelerated approval in rare tumor type (MPNST)
- ☐ Phase I clinical trial complete, registrational studies in start up
- ☐ Comprehensive program addressing multiple clinical combinations, resistance mechanisms and nextGen inhibitors

Pipeline

- ☐ USP1 clinical proof-of-concept data
- ☐ Target 3 phase 1/2 study initiated
- ☐ Discovery pipeline with potential to deliver one new IND per year

PRO FORMA CASH OF ~$550M PROVIDES RUNWAY INTO 2H 2024

	$M
Tango Cash	$200
SPAC Cash in Trust[1]	$167
PIPE	$186
Total Pro Forma Cash [2]	$553

(1) Assuming no redemptions from BCTG shareholders
(2) Excludes fees for PIPE financing and M&A transaction

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